                                                                     EXHIBIT 4.4

                        EXCEL TELECOMMUNICATIONS, INC.
                            1995 STOCK OPTION PLAN

                        ADOPTED AS OF OCTOBER 30, 1995


1.   PURPOSES.

     (a) Opportunity to Purchase Stock.  The purpose of the Plan is to provide a
         -----------------------------
means by which selected Employees of and Consultants to the Company and its Affiliates may be given an opportunity to purchase stock of the Company. The Company, by means of the Plan, seeks to retain the services of persons who are now Employees of or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (b) Incentive and Nonstatutory Options.  The Company intends that the
         ----------------------------------
Options issued under the Plan shall, in the discretion of the Committee, be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant.

2.   DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, whether such corporations are now or hereafter existing.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Change of Control" means the occurrence, at any time after January
31, 1996, of (i) a merger or consolidation of the Company with or into another Person or the merger of another Person into the Company or the transfer of ownership of any voting stock of the Company to any Person or "group" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of Persons as a consequence of which those Persons who held all of the voting stock of the Company immediately prior to such merger, consolidation or transfer do not hold either directly or indirectly a majority of the voting stock of the Company (or, if applicable, the surviving company of such merger or consolidation) after the consummation of such merger, consolidation or transfer; (ii) the sale of all or substantially all of the assets of the Company to any Person or "group" of Persons (other than to an entity which owns a majority or more of the Common Stock of the Company, a subsidiary of the Company, or to an entity whose equity interests are owned directly or indirectly by the Company or by an entity which owns directly or indirectly a majority or more of the Common Stock of the Company); or (iii) any event or series of events (which event or series of events must include a proxy fight or proxy solicitation with respect to the election of directors of the Company made in opposition to the nominees recommended by the Continuing Directors) during any period of 12 consecutive months all or any portion of which is after (i) the date set forth above, and (ii) the date the Company first has securities registered under Section 12 of the
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Exchange Act, as a result of which a majority of the Board of Directors of the
Company consists of individuals other than Continuing Directors.

     (d) "Code" means the Internal Revenue Code of 1986, -as amended.

     (e) "Committee" means the Board of Directors of the Company unless a separate committee has been appointed by the Board in accordance with Section 3(c) of the Plan.

     (f) "Common Stock" means the no par value common stock of the Company.

     (g) "Company" means Excel Telecommunications, Inc., a Texas corporation.

     (h) "Consultant"" means any person, including an advisor or a Director, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee or expense reimbursements by the Company or who are not compensated by the Company for their services as Directors.

     (i) "Continuing Directors of the Company" means with respect to any period of 12 consecutive months, (i) any members of the Board of Directors of the Company on the first day of such period, (ii) any members of the Board of Directors of the Company elected after the first day of such period at any annual meeting of shareholders who were nominated by the Board of Directors or a committee thereof, if a majority of the members of the Board of Directors or such committee were Continuing Directors at the time of such nomination, and
(iii) any members of the Board of Directors of the Company elected to succeed Continuing Directors by the Board of Directors or a committee thereof, if a majority of the members of the Board of Directors or such committee were Continuing Directors at the time of such election.

     (j) "Continuous Status as an Employee or Consultant" means the employment or relationship as an Employee or Consultant is not interrupted or terminated with the Company or any Affiliate. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other leave of absence approved by the Committee; provided, however, that for purposes of Incentive Stock Options, any such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute; or (ii) transfers between locations of the Company or between the Company and its Affiliates or between the Company or its Affiliates on the one hand and their successors, on the other hand.

     (k) "Director" means a member of the Board.

     (l) "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.

     (m) "Disinterested Person" means a Director who is considered to be a "disinterested person" in accordance with Section (c)(2)(i) of Rule 16b-3, and any other applicable rules, regulations and interpretations of the Securities and Exchange Commission.

     (n) "Employee" means any person, including officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (p) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

         (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock on the date of determination (or, if no such price is reported on such date, such price as reported on the nearest preceding day) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock), as reported in The
                                                                         ---
Wall Street Journal or such other source as the Committee deems reliable;
-------------------

         (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination (or, if such prices are not reported on such date, such prices as reported on the nearest preceding date), as reported in The Wall Street Journal or such other source as the Committee
               -----------------------
deems reliable;

         (iii)  If the Fair Market Value is not determined pursuant to (i) or
(ii) above, then the Fair Market Value shall be determined in good faith by the Committee.

     (q) "Incentive Stock Option" means an Option qualifying as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (r) "Nonstatutory Stock Option" means an Option not qualifying as an Incentive Stock Option.

     (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (t) "Option" means a stock option granted pursuant to the Plan.

     (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (v) "Optioned Shares" means with respect to any Option the Shares of Common Stock subject to the Option.

     (w) "Optionee" means an Employee or Consultant who holds an outstanding Option.

     (x)  "Person" means an individual or entity.

     (y)  "Plan" means this Excel Telecommunications, Inc. 1995 Stock Option
Plan.

     (z) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

     (aa) "Shares" shall mean a share of -Common Stock, as adjusted in accordance with Section 10.

3.   ADMINISTRATION.

     (a) Committee.  The Plan shall be administered by the Committee.
         ---------

     (b) Powers.  The Committee shall have the power, subject to, and within the
         ------
limitations of, the express provisions of the Plan to:

         (i)    grant Options;

         (ii) determine, in accordance with Section 6 of the Plan, the Fair Market Value per Share of the Common Stock;

         (iii) determine, in accordance with Section 6 of the Plan, the exercise price per Share at which Options may be exercised;

         (iv) determine the Employees and Consultants to whom, and the time or times at which, Options shall be granted, the number of shares of Optioned Stock subject to each Option, the vesting schedule of such Options and whether such Options shall be Incentive Stock Options, Nonstatutory Stock Options, or any combination thereof,

         (v) determine the terms and provisions of each Option granted (which need not be identical) and the forms of Option Agreements and, with the consent of the Optionee, and subject to Section 11, to modify or amend any outstanding Option;

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

         (vi) accelerate or defer (with the consent of the Optionee) the exercise date of any outstanding Option;

         (vii) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee;

         (viii) amend the Plan as provided in Section 11;

         (ix) construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration of the Plan, subject to Section 11; including, correcting any defect, omission or inconsistency in the Plan or in any Option Agreement, in any manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

         (x) authorize the sale of shares of the Company's Common Stock hereunder;

         (xi) effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options and grant in substitution therefor new Options relating to the same or different numbers of Shares, but having an exercise price per Share consistent with
Section 6(b) at the date of the new Option grant; and

         (xii) make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Committee.  The Board may appoint a committee composed of not fewer
         ---------
than two (2) members of the Board to serve in its place with respect to the Plan. All of the members of such committee shall be Disinterested Persons, if required under Section 3(d). From time to time, the Board may increase the size of such committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused) and remove all members of the committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing plans intended to qualify as a discretionary plan under Rule 16b-3.

     (d) Exchange Act Registration.  Any requirement that an administrator of
         -------------------------
the Plan be a Disinterested Person shall not apply (i) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (ii) if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Number of Shares.  Subject to the provisions of Section 10 relating to
         ----------------
adjustments upon changes in stock, the stock that may be sold pursuant to Options is 5,940 shares of the Company's Common Stock. If any Option shall for any reason expire or otherwise terminate without having been exercised in full, the Optioned Shares not purchased under such Option shall revert to and again become available for issuance under the Plan unless the Plan shall have terminated; provided, however, that Shares that have been actually issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan. Shares that are withheld as payment of the Exercise Price of any Options (as set forth in Section 6(c)) shall be deemed issued for purposes of this Section 4(a).

     (b) Stock Subject to the Plan.  The stock subject to the Plan may be
         -------------------------
unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Employees and Consultants.  Incentive Stock Options may be granted only
         -------------------------
to Employees. Subject to Section 5(b) below, Nonstatutory Stock Options may be granted only to Employees or Consultants.

     (b) Directors.  A Director shall only be eligible for the benefits of the
         ---------
Plan if he or she is also an Employee or a Consultant, provided, however, a Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Options may be granted, or in the determination of the number of Optioned Shares which may be covered by Options granted to the Director: (i) the Committee consists solely of Disinterested Persons; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. This Section 5(b) shall not apply prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act.

     (c) 10% Holders.  No person shall be eligible for the grant of an Incentive
         -----------
Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

     (d) Other Limits on Incentive Stock Options.  To the extent that the
         ---------------------------------------
aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000.00), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.   OPTION PROVISIONS.

     Each Option Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. In the event any provisions of the Option Agreement and the Plan conflict, the provisions of the Plan shall control. The provisions of separate Options need not be identical, but each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

     (a) Term.  No Option shall be exercisable after the expiration of ten (10)
         ----
years from the date it was granted and the term of each Option shall be stated in the Option Agreement.

     (b) Price. Subject to Section 5(c), the exercise price of each Incentive
         -----
Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Stock Option shall be not less than the par value of the Optioned Shares on the date the Option is exercised.

     (c) Consideration.  The purchase price of stock acquired pursuant to an
         -------------
Option shall be paid, to the extent permitted by applicable statutes and regulations at the time the Option is exercised, either (i) in cash or check, or
(ii) at the discretion of the Committee in one or a combination of the following ways, (A) by delivery to the Company of other Shares of Common Stock of the Company to be valued at their Fair Market Value on the exercise date, (B) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to Section 6(f),
(C) withholding of Shares that would otherwise be issued upon the exercise of the Option, valued at their Fair Market Value on the exercise date, or (D) in any other form of legal consideration that may be acceptable to the Committee. If the Fair Market Value of the number of whole Shares transferred or the number of whole shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check.

     (d) Interest.  In the case of any deferred payment arrangement, interest
         --------
shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (e) Exercise.  Subject to Section 9(f), an Option shall be deemed to be
         --------
exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company by cash or check. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company by cash or check, amounts necessary to satisfy applicable federal, state and local tax withholding requirements.


     (f) Non-Transferability.  An Incentive Stock Option shall not be
         -------------------
transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferrable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a QDRO.

     (g) Vesting.  The total number of shares of stock subject to an Option may,
         -------
but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("Vest") with respect to some or all of the Shares allotted to that period and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any Shares then remaining subject to the Option. The provisions of this subsection are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised. Options may not be exercised for fractional Shares.

     (h) Securities Law Compliance.  The Company may require any Optionee, or
         -------------------------
any person to whom an Option is transferred under Section 6(f), as a condition of exercising any such Option, (i) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matter, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock; and (iii) to deliver such other documentation as may be necessary to comply with federal and state securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if
(i) the issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock, and may enter stop-transfer orders against the transfer of the Shares of Common Stock issued upon the exercise of an Option. The Company has no obligation to undertake registration of Options or the Shares of Common Stock issued upon the exercise of an Option.

     (i) Termination of Employment or Relationship as a Consultant.  In the
         ---------------------------------------------------------
event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the optionee's death or Disability), the Optionee may exercise his or her Option but only prior to the earlier of the (i) expiration of 3 months after the date of such termination and
(ii) expiration of the term of such Option as set forth in the Option Agreement, and only to the extent that the optionee was entitled to exercise it at the date of such termination. If, at the date of such termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not fully exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by the unexercised portion of such Option shall revert to and again become available for issuance under the Plan.

     (j) Disability of Optionee.  In the event an Optionee's Continuous Status
         ----------------------
as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee or his or her personal representative may exercise his or her Option, but only within one (1) year from the date of such termination (or such longer period for Nonstatutory Stock Options or shorter period for any Option as specified in the Option Agreement), and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of such termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after such termination, the Optionee does not fully exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to and again become available for issuance under the Plan.

     (k) Death of Optionee.  In the event of the death of an Optionee, the
         -----------------
Option may be exercised, at any time within twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) but in no event later than the expiration of the term of such Option as set forth in the Option Agreement, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not fully exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to and again become available for issuance under the Plan.

7.   COVENANTS OF THE COMPANY.

     (a) Reserves.  During the terms of the Options, the Company shall keep
         --------
available at all times and shall reserve the number of Shares required to satisfy such Options upon exercise thereof.

     (b) Regulatory Approvals.  The Company shall seek to obtain from each
         --------------------
regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any Shares issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Options unless and until such authority is obtained.

8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.   MISCELLANEOUS.

     (a) Acceleration of Vesting.  The Committee shall have the power to
         -----------------------
accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will Vest pursuant to Section 6(g), notwithstanding the provisions in the Option Agreement stating the time at which it may first be exercised or the time during which it will Vest.

     (b) No Rights as Shareholder.  Neither an Optionee nor any person to whom
         ------------------------
an Option is transferred under Section 6(f) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Option including, but not limited to, rights to vote or to receive dividends unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and such person has become a record holder of such Shares.

     (c) No Right to Continue as Employee or Consultant.  Nothing in the Plan or
         ----------------------------------------------
any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship of any Employee, Consultant or Optionee with or without cause.

     (d) Date of Grant.  Once shareholder approval of the Plan has been
         -------------
obtained, the date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant. The Code may cause the grant date to be recognized as of the date of grant even though shareholder approval has not been obtained.

     (e) Rule 16b-3. With respect to persons subject to Section 16 of the
         ----------
Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and with respect to such persons all transactions shall be subject to such conditions regardless of whether they are expressly set forth in the Plan or the Option Agreement. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall not apply to such persons or their transactions and shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     (f) Conditions Upon Exercise of Options.  Notwithstanding any other
         -----------------------------------
provisions, Shares shall not be issued and Options shall not be exercised unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (g) Grants Exceeding Allotted Shares.  If the Optioned Shares exceed, as of
         --------------------------------
the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 11 of the Plan.

     (h) Notice.  Any written notice to the Company required by any of the
         ------
provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received. Any written notice to Optionees required by any provisions of the Plan shall be addressed to the Optionee at the address on file with the Company and shall become effective 3 days after it is mailed by certified mail, postage prepaid to such address or at the time of delivery if delivered sooner by messenger or overnight courier.

10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

     (a) Changes in Capitalization.  Subject to any required action by the
         -------------------------
shareholders of the Company, the maximum number of shares of Common Stock subject to the Plan, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Optioned Shares.

     (b)  Dissolution or Liquidation.  In the event of the proposed dissolution
          --------------------------
or liquidation of the Company, each outstanding Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable.

     (c)  Merger or Asset Sale.  Subject to Section 10(d), in the event of a
          --------------------
proposed sale of all or substantially all of the assets of the Company, or the merger, restructure, reorganization or consolidation of the Company with or into another entity or entities in which the shareholders of the Company receive cash or securities of another issuer, or any combination thereof, in exchange for their shares of Common Stock, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor entity or an Affiliate of such successor entity, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all Optioned Shares, including Shares as to which the Option would not otherwise be vested. If the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, restructure, reorganization, consolidation or sale of assets, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Committee may specify in the notice, and the Option will terminate upon the expiration of such period. For the purposes of this Section, the Option shall be considered assumed if, following the merger, restructure, reorganization, consolidation or sale of assets, the Option confers the right to purchase, for each Optioned Share immediately prior to the merger, restructure, reorganization, consolidation or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share of Common Stock held on the effective date of the consummation of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the merger, restructure, reorganization consolidation or sale of assets was not solely common equity of the successor entity or its Affiliate, the Committee may, with the consent of the successor entity and the Optionee, provide for the consideration to be received upon the exercise of the Option, for each Optioned Share, to be solely common stock of the successor entity or its Affiliate equal in fair market value to the per share consideration received by holders of Common Stock in the merger, restructure, reorganization, consolidation or sale of assets.

     (d)  Change of Control.  Notwithstanding anything to the contrary, the
          -----------------
Committee may grant options which provide for the acceleration of the vesting of shares subject to an Option upon a Change of Control. Such provisions shall be set forth in the Option Agreement.

11.  AMENDMENT OF THE PLAN.

     (a)  Amendments by the Committee.  The Committee at any time, and from time
          ---------------------------
to time, may amend the Plan; provided, however, that if required by Rule 16b-3, no amendment shall be made more than once every six months, other than to comport with changes in the Code, ERISA or the rules and regulations promulgated thereunder.

     (b)  Compliance with the Code and Rule 16b-3.  It is expressly contemplated
          ---------------------------------------
that the Committee may amend the Plan in any respect the Committee deems necessary or advisable to bring the Plan and/or Incentive Stock Options granted under it into compliance with the Code and with Rule 16b-3.

     (c)  Shareholder Approval.  Notwithstanding anything to the contrary, the
          --------------------
Company shall obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

     (d)  Rights and Obligations Granted Prior to Amendments.  Rights and
          --------------------------------------------------
obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionee or his or her successor and (ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a)  Termination Date.  The Committee may suspend or terminate the Plan at
          ----------------
any time. Unless sooner terminated, the Plan shall terminate October 30, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b)  Alteration of Existing Rights.  Rights and obligations under any
          -----------------------------
Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the Optionee or his or her successor.

13.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company. Continuance of the Plan shall be subject to receipt of the approval of the shareholders within 12 months from the date of adoption of the Plan or by the Board.

                        EXCEL TELECOMMUNICATIONS, INC.
                        1995 STOCK OPTION PLAN ("PLAN")
                            STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement ("Option Agreement").

I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------

Optionee's Name and Address                   _____________________________
                                              _____________________________
                                              _____________________________


     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Date of Grant                           _________________________________

     Exercise Price per Share                _________________________________

     Total Number of Optioned Shares         _________________________________

     Total Exercise Price                    $________________________________

     Type of Option:                         _____ Incentive Stock Option

                                             ______ Nonstatutory Stock Option

     Expiration Date                         _________________________________
     (No more than 10 years from date of
     grant, 5 years for certain grants)

     Vesting Schedule
     ----------------

     This Option may be exercised, in whole or in part, in accordance with the following schedule, except only as specifically provided elsewhere herein or in the Plan, this option shall be exercisable in the following cumulative installments:

     Up to twenty percent (20%) of the total Optioned Shares at any time after the earlier of (i) the expiration of eighteen (18) months from the date of grant; or (ii) the expiration of one year from the closing date of the sale by the Company of any of its shares of Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "IPO Closing Date");

     Up to an additional twenty percent (20%) of the total Optioned Shares at any time after the earlier of (i) the expiration of thirty (30) months from the date of grant, or (ii) the expiration of two (2) years from the IPO Closing Date;

     Up to an additional ten percent (10%) of the total Optioned Shares at any time after the earlier of (i) the expiration of forty-two (42) months from the date of grant, or (ii) the expiration of three (3) years from the IPO Closing Date;

     Up to an additional twenty percent (20%) of the total Optioned Shares at any time after the earlier of (i) the expiration of fifty-four (54) months from the date of grant, or (ii) the expiration of four (4) years from the IPO Closing Date;

     Up to an additional ten percent (10%) of the total Optioned Shares at any time after the earlier of (i) the expiration of sixty-six (66) months from the date of grant, or (ii) the expiration of five (5) years from the IPO Closing Date;

     Up to an additional twenty percent (20%) of the total Optioned Shares at any time after the earlier of (i) the expiration of seventy-eight (78) months from the date of grant, or (ii) the expiration of six (6) years from the IPO Closing Date.

     If an installment covers a fractional share, such installment will be rounded off to the next highest share, except the final installment, which will be for the balance of the total optioned shares.

     In addition, in the event of a Change of Control, the Optionee shall in such event have the right immediately prior to such event to exercise optionee's option in whole or part without regard to the vesting schedule set forth above.

     Termination Period
     ------------------

     This Option may be exercised prior to the expiration of 3 months after termination of the Optionee's employment or consulting relationship with the Company and shall immediately terminate at the end of such 3 month period. Upon the death or disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Expiration Date as provided above.

II.  AGREEMENT
     ---------

     1.   Grant of Option.  The Committee hereby grants to the Optionee named in
          ---------------
Section I of this Option Agreement (the "Optionee"), an option (the "Option") to purchase the number of Shares set forth in Section I, at the exercise price per share set forth in Section I (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. The Optionee may review a copy of the Plan at the office of the Secretary of the Company at 9101 LBJ Freeway, Dallas, Texas 75243.

     If designated as an Incentive Stock Option ("ISO") in Section I hereof, this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code (the "Code"). However, to the extent that the aggregate fair market value of shares subject to the Optionee's ISOs granted by the Company or any Affiliate becoming exercisable for the first time in any one calendar year exceeds the $100,000 (as determined pursuant to Code Section 422(d)), the options that exceed such amount shall be treated as a Nonstatutory Stock Option ("NSO").

     2.   Exercise of Option.
          ------------------

          (a)  Right to Exercise.  The Option is exercisable during its term in
               -----------------
accordance with the Vesting Schedule set out in Section I. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

          (b)  Method of Exercise.  This Option is exercisable by delivery of an
               ------------------
exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares and/or the direction to withhold a certain number of shares of Common Stock of the Company and shall be accompanied by the payment in cash or by check of all amounts necessary to satisfy applicable federal, state and local tax withholding requirements. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          (c) No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

          (d) The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

     3.   Method of Payment.  The purchase price of Exercised Shares acquired
          -----------------
pursuant to the Option shall be paid as set forth in the Plan. THE USE OF SHARES OF STOCK ACQUIRED

OR TO BE ACQUIRED TO PAY FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE OPTIONEE.

     4.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner except as provided in the Plan and may be exercised only by the Optionee or such other persons as allowed by the Plan. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5.   Term of Option.  This Option may be exercised only on or before the
          --------------
expiration date set out in Section I and may be exercised only in accordance with the Plan and the terms of this Option Agreement.

     6.   Tax Consequences.  The grant and/or exercise of the Option will have
          ----------------
federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES ACQUIRED UPON EXERCISE, PARTICULARLY WITH RESPECT TO HIS OR HER STATE'S TAX LAWS.

     7.   Entire Agreement: Governing Law.  The Plan is incorporated herein by
          -------------------------------
reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

     8.   Warranties, Representatives and Covenants.  The undersigned Optionee
          -----------------------------------------
warrants and represents that he or she has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

     9.   Restrictions on Transfer of Common Stock.  In addition to any other
          ----------------------------------------
terms or provisions of this Option Agreement, no sale, assignment, transfer, pledge, hypothecation or other disposition ("Transfer of Restricted Stock") by any Optionee of any of the Common Stock of the Company acquired pursuant to an Option or subsequently issued in respect of such shares of Common Stock (collectively, "Restricted Stock") other than transfers by gift, bequest or by the laws of descent and distribution shall be valid unless made in accordance with the terms and provisions of this paragraph.

          (a)  Right of First Refusal.  None of the Optionees of the Company
               ----------------------
shall make any Transfer of Restricted Stock unless such shareholder shall have first offered all of his shares of

Restricted Stock subject to transfer to the Company in the manner and to the extent hereinafter set forth.

          (b)  Offer.  The Optionee desiring to effect a Transfer of Restricted
               -----
Stock ("Offeror") shall send to the Company a notice ("Notice") which includes a true copy of a bona fide written offer or the terms upon which such Transfer of Stock is proposed to be effected for the purchase of all or any portion of the Restricted Stock of the Offeror, together with reasonable information requested by the Company from which a judgment may be made as to the desirability of permitting the prospective purchaser to be a shareholder of the Company. The consideration set forth in the Offer shall be stated in its equivalent of U.S. dollars.

          (c)  Company's Option.  The Company shall have a prior option to
               ----------------
purchase all (but not less than all) of the Restricted Stock subject to the Notice at the same price per share and upon substantially the same terms and conditions contained in such Notice by sending written notice of acceptance to the Offeror within thirty (30) days after the Notice is received by the Corporation.

          (d)  Delivery of Stock.  In the event the Company purchases the
               -----------------
Restricted Stock pursuant to this paragraph, the purchase price shall be paid within ten (10) days after the expiration of the last date of the option to purchase. Upon receipt of the purchase price, the Offeror shall assign and deliver such Restricted Stock to the Company.

          (e)  Sale to Third Party.  In the event that Restricted Stock has been
               -------------------
offered for sale under and pursuant to this paragraph 9, and the Company has not exercised its option to purchase all of the Restricted Stock subject to the Offer, then the Offeror may sell or dispose of all such Restricted Stock, but only to the original proposed purchaser and only upon the terms and conditions contained in the Notice. Such sale or disposition must occur within sixty (60) days after the expiration of the last date of the option of the Company to purchase; provided, however, that such sale or disposition shall not be in violation of any state or federal securities laws. Any such Restricted Stock which is not sold or disposed of within such sixty (60) day period shall again become fully subject to the terms of this Agreement.

          (f)  Legends.  In addition to any other legends that may be required,
               -------
the certificates evidencing the Common Stock issued upon exercise of the Options shall contain appropriate legends referencing the restrictions on transferability set forth in this paragraph 9.

          (g)  Termination.  The restrictions on the Transfer of Restricted
               -----------
Stock set forth in this paragraph 9 shall terminate upon the closing of the sale of any of the Common Stock of the Company pursuant to a registration statement declared effective under the Securities Act of 1933, as amended.


OPTIONEE:                               EXCEL TELECOMMUNICATIONS, INC.,
                                        a Texas corporation

____________________                    By:______________________________

Signature                               Title: President
____________________
Print Name

Residence Address:

____________________

____________________

                                   EXHIBIT A
                                   ---------

                        EXCEL TELECOMMUNICATIONS, INC.

                            1995 STOCK OPTION PLAN

                                EXERCISE NOTICE

Excel Telecommunications, Inc.
9330 LBJ Freeway
Suite 1200
Dallas, TX 75243

Attention:  Secretary

     1.   Exercise of Option.  Effective. as of today, _____________, 199____,
          ------------------
the undersigned ("Purchaser") hereby elects to purchase _________________ shares (the "Shares") of the Common Stock of Excel Telecommunications, Inc. (the "Company") under and pursuant to the 1995 Stock Option Plan (the "Plan") and the Stock Option Agreement dated ___________, 199__ (the "Option Agreement"). The purchase price for the Shares shall be $____________, as specified in the Option Agreement.

     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares or___________________________________________
____________________________________________________________. THE USE OF SHARES
OF STOCK ACQUIRED OR TO BE ACQUIRED FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE OPTIONEE.

     3.   Representations of Purchaser.  Purchaser acknowledges that Purchaser
          ----------------------------
has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4.   Rights as Shareholder.  The Purchaser shall not be deemed to be the
          ---------------------
holder of, or to have any of the rights of a holder with respect to, any Shares subject for which such Option is exercised including, but not limited to, rights to vote or to receive dividends unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and the Purchaser has become a record holder of such Shares. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date all the conditions set forth above are satisfied, except as provided in Section 10 of the Plan.

     5.   Tax Consultation.  Purchaser understands that Purchaser may suffer
          ----------------
adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6.   Entire Agreement Governing Law.  The Plan and Option Agreement are
          ------------------------------
incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

Submitted by:                           Accepted by:

PURCHASER:                              EXCEL TELECOMMUNICATIONS, INC.

____________________                    By:______________________________
Signature                               Its:_____________________________

____________________
Print Name

Address:                                Address:

____________________                    ____________________
____________________                    ____________________

                          EXCEL COMMUNICATIONS, INC.
                              FIRST AMENDMENT TO
                            1995 STOCK OPTION PLAN


          (a) On or about October 30, 1995, Excel Telecommunications, Inc., a Texas corporation ("Excel Texas"), adopted the Excel Telecommunications, Inc. 1995 Stock Option Plan (the "Plan"). Effective January 1, 1996, the Plan was assumed by EXCEL Communications, Inc., a Delaware company (the "Company"), pursuant to an Agreement and Plan of Merger among Excel Texas, the Company and a wholly owned subsidiary of Excel Texas ("Agreement and Plan of Merger"). The Company desires to amend the Plan as set forth herein:

          (b) The name of the Plan as set forth in the Paragraph 2(y) of the Plan is hereby changed to the "EXCEL Communications, Inc. 1995 Stock Option Plan," "Common Stock" as set forth in Paragraph 2(f) means the $.001 par value common stock of the Company, and "Company" as set forth in Paragraph 2(g) shall mean Excel Communications, Inc., a Delaware corporation.

          (c) The first sentence of paragraph 4 of the Plan is hereby amended and restated to provide in its entirety as follows:

          Subject to the provision of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options is 8,910,000 shares of the Company's Common Stock, which reflects the adjustments made pursuant to Paragraph 10 pursuant to the Agreement and Plan of Merger.

4. The remaining terms and provisions of the Plan shall continue in full force and effect.

5. This First Amendment to the Plan was adopted by the Board on March 18, 1996 and by the stockholders of the Company on March 18, 1996.

                          EXCEL COMMUNICATIONS, INC.
                              SECOND AMENDMENT TO
                            1995 STOCK OPTION PLAN


     1. On or about October 30, 1995, Excel Telecommunications, Inc., a Texas corporation ("Excel Texas"), adopted the Excel Telecommunications, Inc. 1995 Stock Option Plan (the "Plan"). Effective January 1, 1996, the Plan was assumed by EXCEL Communications, Inc., a Delaware company (the "Company"), pursuant to an Agreement and Plan of Merger among Excel Texas, the Company and a wholly owned subsidiary of Excel Texas ("Agreement and Plan of Merger"). A First Amendment to the Plan was adopted by the Board and by the stockholders of the Company on March 18, 1996. The Company hereby desires to further amend the Plan as set forth herein:

     2.   Section 6(e) of the Plan, titled Exercise, is hereby amended and
                                           --------
restated to provide in its entirety as follows:

          (e)  Exercise and Withholding.  Subject to Section 9(f), an Option
               ------------------------
          shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. To the extent required by applicable federal, state, local or foreign law, an Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of Shares. The Company shall not be required to issue Shares until such obligations are satisfied. Such obligations shall be satisfied either (i) in cash or by check or (ii) at the discretion of the Committee in one or a combination of the following ways: (A) by delivery to the Company of other Shares of Common Stock of the Company to be valued at their Fair Market Value on the applicable date (provided that any Shares acquired directly or indirectly from the Company shall have been owned by the Optionee for more than six months on the date of surrender), (B) withholding of Shares that would otherwise be issued upon the exercise of the Option, valued at their Fair Market Value on the applicable date, or (C) in any other form of legal consideration that may be acceptable to the Committee. If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total withholding tax obligation, the shortfall must be made up in cash or by check.

     3. The remaining terms and provisions of the Plan shall continue in full force and effect.

     4. This Second Amendment to the Plan was adopted by the Board on January 15, 1997.